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                                                              EXHIBIT NO. 99.10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 25 to Registration Statement No. 33-37615 of MFS Institutional Trust, on behalf of MFS Institutional Emerging Equities Fund, MFS Institutional International Equity Fund, MFS Institutional International Research Equity Fund, MFS Institutional Large Cap Growth Fund, MFS Institutional Large Cap Value Fund, MFS Institutional Mid Cap Growth Fund and MFS Institutional Research Fund, of our reports dated August 16, 2004 appearing in the annual reports to shareholders for the year ended June 30, 2004, and to the references to us under the headings "Financial Highlights" in the Prospectus and "Independent Registered Public Accounting Firm and Financial Statements" in the Statement of Additional Information, which are part of such Registration Statement.

DELOITTE & TOUCHE LLP
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Deloitte & Touche LLP

Boston, Massachusetts
August 25, 2004